                                                                     EXHIBIT 1.1


                                904,710 Shares
                             PUBLIC STORAGE, INC.
                                 Common Stock



                            UNDERWRITING AGREEMENT


                                                               February 12, 1998


SALOMON SMITH BARNEY
SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

          Public Storage, Inc., a real estate investment trust ("REIT") and a California corporation (the "Company"), proposes to issue and sell an aggregate of 904,710 shares (the "Shares") of its common stock, par value $.10 per share, to Smith Barney Inc. (the "Underwriter"). The shares of common stock, par value $.10 per share, of the Company to be outstanding after giving effect to the sale contemplated hereby are herein referred to as the "Common Stock."

          The Company wishes to confirm as follows its agreement with the Underwriter, in connection with the purchase of the Shares by the Underwriter.

          1.   Agreements to Sell and Purchase.  On the basis of the
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representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price of $30.875 per share (the "purchase price per share"), the Shares.

          2.   Terms of Public Offering.
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          The Company has been advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement has been entered into and the Registration Statement (as defined herein), and, if necessary, any post-effective amendment to the Registration Statement, has become effective as in the judgment of the Underwriter is advisable and initially to offer the Shares upon the terms set forth in the Prospectus (as defined herein).

          The Company understands that the Underwriter intends to deposit the Shares with the trustee of The Equity Focus Trusts-REIT Portfolio Series, 1998-A (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, in exchange for units in the Trust. The Underwriter is acting as sponsor and depositor of the Trust and is therefore considered an affiliate of the Trust.

          3.   Delivery of the Shares and Payment Therefor.
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          Delivery to the Underwriter of and payment for the Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on February 18, 1998 (the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement between the Underwriter and the Company.

          Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as the Underwriter shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to the Underwriter in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to the Underwriter on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds to the order of the Company.

          4.   Representations and Warranties of the Company.  The Company
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represents, warrants and covenants to the Underwriter as set forth below. Certain terms used in this Section 4 are defined in paragraph (ad) hereof.

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, registration number 333-41123 (the "Registration Statement"), on Form S-3, including the related prospectus included in the Registration Statement, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of, inter alia, the Shares. The Company may have filed one or more amendments
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thereto, including the related prospectus, and one or more prospectus supplements thereto, each of which has previously been furnished to the Underwriter. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the "Rule 462(b) Registration Statement," and, after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Act. The Company has included or will include in such Registration Statement, as amended at the Execution Time, and in the Prospectus Supplement all information required by the Act and the rules thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such Registration Statement, as so amended, and form of final prospectus contained in the Registration Statement and Prospectus Supplement, or such final prospectus and Prospectus Supplement, contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Effective Date or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus and the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing

Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes
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no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

          (d) Each of the Incorporated Documents complied, as of the date such Incorporated Document was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

          (e) The only subsidiaries of the Company are the Subsidiaries (as defined below). Each of the Company, SEI Arlington Acquisition Corporation ("SEI Arlington"), SEI Hypoluxo Acquisition Corporation ("Hypoluxo"), PSTI/SEI - North Bergen Acquisition Corporation ("PSTI"), SEI-Sandy Acquisition Corporation ("Sandy"), PS Orangeco, Inc. ("Orangeco"), Public Storage Pick-Up & Delivery, Inc. ("PSPUD"), PSI Institutional Advisors, Inc. ("PSIIA"), American Office Park Properties, Inc. ("AOPP Inc."), PSAF Development, Inc. ("PSAF Inc.") and SEI - Firestone Acquisition Corporation ("SEI Firestone" and, together with SEI Arlington, Hypoluxo, PSTI, Sandy, Orangeco, PSPUD, PSIIA, AOPP Inc. and PSAF Inc., the "Subsidiaries") and PS Partners, Ltd. ("PSPI"), PS Partners II, Ltd. ("PSPII"), PS Partners III, Ltd. ("PSPIII"), PS Partners IV, Ltd. ("PSPIV"), PS Partners V, Ltd. ("PSPV"), PS Partners VI, Ltd. ("PSPVI"), PS Partners VII, Ltd. ("PSPVII"), PS Partners VIII, Ltd. ("PSPVIII"), American Office Park Properties, L.P. ("AOPP LP") and PSAF Development Partners, L.P. ("PSAF LP" and, together with PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI, PSPVII, PSPVIII and AOPP LP, the "Partnerships") has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company (in the case of Orangeco and PSPUD, approximately 95% owned and in the case of AOPP Inc., approximately 43% owned), directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Company owns as of the date hereof approximately 69%, 74%, 60%, 55%, 61%, 61%, 58% and 54% of the limited partnership units of PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI, PSPVII and PSPVIII, respectively. The Company owns as of the date hereof an approximately 64% and a 30% economic interest in AOPP LP and PSAF LP, respectively.

          (f) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (g) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Prospectus.

          (h) The Company, each Subsidiary and each Partnership maintains adequate insurance for the conduct of their respective business as described in the Prospectus.

          (i) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company's business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

          (j) The Company's authorized capitalization is as set forth in the Prospectus (including the Incorporated Documents); the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock, Class B common stock, par value $.10 per share, of the Company (the "Class B Common Stock"), Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), Adjustable Rate Cumulative Preferred Stock, Series C, stated value $25.00 per share, of the Company (the "Series C Preferred Stock"), 9.50% Cumulative Preferred Stock, Series D, stated value $25.00 per share, of the Company (the "Series D Preferred Stock"), 10% Cumulative Preferred Stock, Series E, stated value $25.00 per share, of the Company (the "Series E Preferred Stock"), 8.25% Convertible Preferred Stock, stated value $25.00 per share, of the Company (the "Convertible Preferred Stock"), 9.75% Cumulative Preferred Stock, Series F, stated value of $25.00 per share, of the Company (the "Series F Preferred Stock"), 8-7/8% Cumulative Preferred Stock, Series G, stated value of $25,000 per share, of the Company (the "Series G Preferred Stock"), 8.45% Cumulative Preferred Stock, Series H, stated value of $25,000 per share, of the Company (the "Series H Preferred Stock"), 8-5/8% Cumulative Preferred Stock, Series I, stated value of $25,000 per share, of the Company (the "Series I Preferred Stock"), 8% Cumulative Preferred Stock, Series J, stated value $25,000 per share, of the Company (the "Series J Preferred Stock") and Equity Stock, Series A, of the Company ("Series A Equity Stock") have each been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable; the Shares been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable; application has been made to list the

Shares on the New York Stock Exchange and the Pacific Exchange; the form of certificate for the Shares will be in valid and sufficient form in compliance with New York Stock Exchange and Pacific Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

          (k) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit, proceeding or investigation before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

          (l) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Shares; this Agreement has been duly authorized, executed and delivered by the Company and, when so executed, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

          (m) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated herein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

          (n) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (o) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company or any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (p) Neither the issue and sale of the Shares nor the consummation of any of the other transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

          (q) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the

Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (r) Other than as described in the Prospectus (including the Incorporated Documents), and other than grants of options to purchase 201,000 shares of Common Stock since January 1, 1997, there are no outstanding warrants or options to purchase any shares of capital stock of the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the articles of incorporation or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (s) The Company is qualified, has been qualified since January 1, 1981, has been operating, since the beginning of the current fiscal year, in a manner that would continue to permit it to be qualified, and intends to operate so as to continue to be qualified, (i) as a REIT under Section 856 et seq. of
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the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) to be taxed on its "real estate investment trust income" pursuant to Section 857 of the Code.

          (t) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (u) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Act.

          (v) To the best of the Company's knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement and the Prospectus are independent public accountants with respect to the Company and any other applicable entity, as required by the Act. The financial statements, together with related schedules and notes, incorporated by reference in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. The pro forma financial statements and the related notes thereto, and the other pro forma financial information, included or incorporated by reference in the Prospectus and the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partner ships, other information available to the Company.

          (w) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries nor any of the Partnerships has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Partnerships taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, any Subsidiary or any of the Partnerships, or any material adverse change, or any development (that relates to the Company, the Subsidiaries and the Partnerships or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

          (x) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

          (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) To the Company's knowledge, neither the Company, any of its Subsidiaries nor any of the Partnerships nor any employee or agent of the Company, any Subsidiary or any Partnership has made any payment of funds of the Company, any Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (aa) The Company, each of the Subsidiaries and each of the Partnerships have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company, any Partnership nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (ab) To the best of the Company's knowledge, no labor disturbance by the employees of the Company, the Subsidiaries or the Partnerships exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

          (ac) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          (ad) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Shares, in each case filed pursuant to Rule 424(b). "Prospectus" shall mean the prospectus and any Prospectus Supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time. "Registration Statement" shall mean the Registration Statement referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein either pursuant to the terms of the Registration Statement or pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the "Incorporated Documents"); and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          5.   Agreements of the Company.  The Company agrees with the
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Underwriter as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriter or any dealer, file any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) under the Act) or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

          (b) The Company will use its best efforts to cause any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement to become effective, and will notify the Underwriter promptly, and will confirm such advice in writing, (1) when any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement become effective, (2) of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

          (c) The Company will furnish to the Underwriter, without charge, four copies of the signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and incorporated, or deemed to be incorporated by reference into the Prospectus).

          (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) The Company will deliver to the Underwriter, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, subject to the provisions of Section 5(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriter after reasonable notice thereof.

          (f) The Company will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably request; provided, that in no
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event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. The Company will inform the Florida Department of Banking and Finance if, at any time prior to the completion of the distribution of the Shares by the Underwriter, it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

          (g) During the period of five years commencing on the date hereof, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Company, the Subsidiaries and the Partnerships, for a period of 12 months commencing after the Effective Date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Exchange Act covering the period when the earnings statement is released.

          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by the Underwriter terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriter) reasonably incurred by the Underwriter in connection herewith.

          (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

          (k) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds."

          (l) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange and the Pacific Exchange.

          6.   Conditions of Underwriter's Obligations.  The obligation of the
               ---------------------------------------
Underwriter to purchase the Shares hereunder are subject to the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement (including any post-effective amendment thereto) shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement, or at such later date and time as the Underwriter may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company or the Underwriter, contemplated by the Commission.

          (c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, the Subsidiaries or the Partnerships not contemplated by the Prospectus, which in the Underwriter's opinion, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Underwriter's opinion, adversely affect the market for the Shares. On the Closing Date the Underwriter shall have received a certificate dated the Closing Date, signed by Harvey Lenkin and John Reyes in their capacities as the President, and Senior Vice President and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 6(a), (b) and (c).

          (d) The Underwriter shall have received an opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriter, from David Goldberg, counsel for the Company, to the effect that:

               (i) Each of the Company, the Subsidiaries and the Partnerships has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect;

               (ii) All of the Company's ownership interests in the Partnerships are owned free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects; the statements in the Prospectus under the captions "Description of Common Stock and Class B Common Stock," "Description of Preferred Stock" and "Description of Equity Stock," insofar as such statements constitute summaries of the documents referred to therein, have been reviewed by such counsel and fairly summarize the matters referred to therein in all material respects; the outstanding shares of Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series A Equity Stock and Convertible Preferred Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized and, when issued and delivered by the Company pursuant to the Agreement and paid for by the Underwriter pursuant to the Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange and the Pacific Exchange; the forms of certificates for the Shares are in valid and sufficient form in compliance with New York Stock Exchange and Pacific Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares;

               (iv) To the best of my knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best of my knowledge, after due inquiry, the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, under Part II, Item 7 -"Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Distribution Requirements" and in the Company's Annual Report on Form 10-K (Amendment No. 1) for the fiscal year ended December 31, 1996, under Part III, Item 13 -"Certain Relationships and Related Party Transactions" (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion) fairly summarize the matters therein described in all material respects;

               (v) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder and each of the Incorporated Documents (or, if any amendment with respect to any such document was filed, when such document was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

               (vi) The Company has full corporate power and authority to enter into and perform its obligations under the Agreement and to issue, sell and deliver the Shares; and the Agreement has been duly authorized, executed and delivered by the Company;

               (vii) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the Agreement, the performance by the Company of its obligations thereunder or the consummation of the transactions contemplated therein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriter of the Shares;

               (viii) The Company, each Subsidiary and each Partnership have all requisite power and authority, and, to the best knowledge of such counsel, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of my knowledge, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, and the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

               (ix) The Company and each of the Subsidiaries are not in violation of its articles of incorporation or by-laws, and each of the Partnerships is not in violation of its respective partnership agreement, and to the best of my knowledge, after due inquiry, neither the Company, the Subsidiaries nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

               (x) Neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated by the Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation or by-laws of the Company or the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument known to me and to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships;

               (xi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as provided therein;

               (xii) Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

               (xiii) To the best of such counsel's knowledge, after reasonable inquiry, neither the Company, any of the Subsidiaries nor any of the Partnerships is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or any of the Partnerships or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

               (xiv) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

               (xv) The Company, the Subsidiaries and the Partnerships own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company, the Subsidiaries and the Partnerships taken as a whole as described in the Prospectus, such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and the Partnerships with respect to the foregoing;

               (xvi) Except as described in the Prospectus and in Section 4(r) of the Agreement, to the best of such counsel's knowledge, after reasonable inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

               (xvii) Except as described in the Prospectus and in Section 4(r) of the Agreement, to the best of such counsel's knowledge, after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the

     Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

          In addition, such counsel shall state that he has participated in conferences with representatives of the Underwriter, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the
--------
financial statements and other financial data included in the Registration Statement or Prospectus.

          (e) The Underwriter shall have received an opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriter, from Hogan & Hartson L.L.P., counsel for the Company, to the effect that:

               (i) The statements in the Prospectus under the heading "Certain Federal Income Tax Considerations" and "Risk Factors - Tax Risks," read in conjunction with the statements in the Prospectus Supplement under the heading "Certain Federal Income Tax Considerations, to the extent they describe matters of law or legal conclusions, are correct in all material respects.

               (ii) Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), and subject to the limitations and qualifications set forth in such counsel's tax opinion filed as

     Exhibit 8.1 to the Registration Statement, the Company will continue to qualify as a REIT under sections 856 through 860 of the Code following the Merger of Public Storage Management, Inc. ("PSMI") into the Company (the "Merger") so long as (A) the Company has met at all times since the Merger
               -- ---- --
     and continues to meet the stock ownership and gross income requirements applicable to REITs and (B) either PSMI at the time of (and after giving effect to) the Merger was not considered to have any current or accumulated earnings and profits for tax purposes or the Company made distributions prior to the end of 1995 in an amount sufficient to eliminate such earnings and profits. The Underwriter may rely upon such counsel's tax opinion filed as Exhibit 8.1 to the Registration Statement to the same extent as if it were set forth in full herein.

          (f) The Underwriter shall have received an opinion, dated the Closing Date and from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriter, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

          (g) The Underwriter shall have received letters addressed to the Underwriter and dated the date hereof and the Closing Date from Ernst & Young LLP and Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriter.

          (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, the

Subsidiaries and the Partnerships taken as a whole; (iv) the Company, the Subsidiaries and the Partnerships shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, the Subsidiaries, and the Partnerships, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriter shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to the Underwriter), to the effect set forth in this Section 6(h) and in Section 6(i) hereof.

          (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (j) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange and the Pacific Exchange.

          (k) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates and documents as the Underwriter shall have requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and its counsel.

          Any certificate or document signed by any officer of the Company and delivered to the Underwriter or to its counsel, shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

          7.   Indemnification and Contribution.
               --------------------------------

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the

Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

          8.   Expenses.
               --------

          The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the

Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange and on the Pacific Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

          9.   Effective Date of Agreement.
               ---------------------------

          This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or a Rule 462 Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission or, in the case of a Rule 462(b) Registration Statement, upon filing thereof. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriter, or by the Underwriter notifying the Company.

          Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          10.  Termination.
               -----------

          This Agreement shall be subject to termination in the Underwriter's absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's judgment, impracticable or inadvisable (x) to commence or continue the offering of the units of the Trust to the public or (y) to enforce contracts for the sale of units in the Trust. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          11.  Information Furnished by the Underwriter.
               ----------------------------------------

          The statements set forth in the last paragraph on the cover page and the statements in the first three paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by the Underwriter as such information is referred to in Sections 4(b) and 7 hereof.

          12.  Miscellaneous.
               -------------

          Except as otherwise provided in Sections 3, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company, Public Storage, Inc., 701 Western Avenue, 2/nd/ Floor, Glendale, California 91201-2397,
Attention: Legal Department, or (ii) if to the Underwriter, at 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term

"successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

          13.  Applicable Law; Counterparts.
               ----------------------------

          This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.


                                  Very truly yours,


                                  PUBLIC STORAGE, INC.


                                  By  /s/ HARVEY LENKIN
                                      -----------------------------------
                                       Harvey Lenkin
                                       President



Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.



By  /s/ MARK PATTERSON
    --------------------------
     Mark Patterson
     Managing Director